EXHIBIT 5.2

TAPIA, LINARES Y ALFARO
ABOGADOS – ATTORNEYS AT LAW

F.S. TAPIA C.
JULIO E. LINARES

ELOY ALFARO
MARIO E. CORREA E.
OCTAVIO DEL MORAL
JULIO E. LINARES F.
ADOLFO E. LINARES F.
FERNANDO A. LINARES F.
ANABEL GAMALLO Q.
CAMILO A. VALES M.

MA. GABRIELA L. DEL MULINO
CARMEN G. CAO

March 6, 2012

Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
U.S.A.

Carnival plc
Carnival House
5 Gainsford Street
London SE1 2NE

Re:           Registration Statement on Form S-3

Dear Sirs:

In connection with the above-captioned Registration Statement on Form S-3 (the “Registration Statement”) filed by Carnival Corporation, a corporation incorporated under the laws of the Republic of Panama (the “Company”), and Carnival plc, a public limited company incorporated under the laws of England and Wales (“Carnival plc”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of certain securities being registered thereunder.  The Registration Statement relates, among other things, to the registration under the Act of (i) shares of Common Stock (including shares to be issued upon conversion of the Debt Securities or the Preferred Stock (as defined below) of the Company, par value $.01 per share (the “Common Stock”), (ii) shares of Preferred Stock (including shares to be issued upon conversion of the Debt Securities) of the Company, par value $.01 per share (the “Preferred Stock”), (iii) trust shares of beneficial interest in the P&O Princess Special Voting Trust (“Trust Shares”), a trust established under the laws of the Cayman Islands, which Trust Shares are paired with the shares of the Company’s Common Stock on a one-for-one basis which represent a beneficial interest in a special voting share of Carnival plc (the “Voting Trust Deed”), (iv) the Company’s senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), consisting of notes, debentures and/or other evidences of

Edificios Capital Plaza, Piso 15	Telefono +507 306-5000	BVI
Paseo Roberto Motta, Costa del Este	Fax +507 306-5005	P.O. Box 3161
Apartado Postal 0816-02984	Email: talial@talial.com	Road Town, Tortola
Panama, Rep. de Panama	Web: www.talial.com	British Virgin Islands

TAPIA, LINARES Y ALFARO

Carnival Corporation
March 6, 2012

indebtedness denominated in United States dollars or any other currency, (v) the Company’s Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities, Warrants to purchase or sell debt securities of or guaranteed by the U.S., Warrants to purchase or sell foreign currencies, currency units or units of a currency index or currency basket, Warrants to purchase or sell units of a stock index or a stock basket and Warrants to purchase or sell a commodity or a commodity index (the “Warrants”), (vi) contracts obligating holders to purchase from the Company and the Company to sell to the holders, a specified principal amount of Debt Securities, Common Stock, Preferred Stock, government securities, or any of the other securities that the Company may sell under the Prospectus at a future date or dates (the “Purchase Contracts”), and (vii) units comprised of one or more of the other securities that may be offered by the Company under the Prospectus, in any combination units ( “Units”).  The Debt Securities, Warrants, Common Stock, the Preferred Stock, the Purchase Contracts, and the Units are hereinafter together referred to as the “Securities”.  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.

The Senior Debt Securities are to be issued under an Indenture to be entered into between the Company, Carnival plc, as guarantor, and U.S. Bank National Association (“U.S. Bank”), as Trustee (the “Senior Indenture”).  The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into between the Company, Carnival plc, as guarantor, and U.S. Bank, as trustee (the Subordinated Indenture together with the Senior Indenture, are hereinafter referred to as the “Indentures”).  The Warrants shall be issued under warrant agreements (each a “Warrant Agreement”) to be entered into with a bank or trust company, as warrant agent, all as set forth in the relevant prospectus supplement.  The Purchase Contracts are to be issued pursuant to purchase contract agreements (the “Purchase Contract Agreements”) separately or as part of units consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the Purchase Contracts.  The Units are to be issued pursuant to unit agreements (the “Unit Agreements”) so that the holder of the Unit is also the holder of each security included in the Unit.

In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement, including the exhibits and amendments thereto, (ii) a copy of the Third Amended and Restated Articles of Incorporation of the Company, as recorded in the Public Registry Office of Panama as at the date of this opinion, (iii) a copy of the Third Amended and Restated By-Laws of the Company, certified by an officer of the Company, and (iv) a copy of the resolutions duly adopted by the Board of Directors of the Company relating to, among other things, the proposed issuance and sale of the Securities.  In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.  In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies.  We have relied as to matters of fact upon certificates of officers of the Company.

TAPIA, LINARES Y ALFARO

Carnival Corporation
March 6, 2012

In rendering the opinion set forth below, we have assumed that (i) the Senior Indenture shall have been executed and delivered by the parties thereto other than the Company, in substantially the form filed as an exhibit to the Registration Statement, (ii) the Subordinated Indenture shall have been executed and delivered by the parties thereto other than the Company in substantially the form filed as an exhibit to the Registration Statement, (iii) the Senior Indenture and the Subordinated Indenture, when so executed and delivered, will represent a valid and binding obligation of the appropriate trustee under the laws of its jurisdiction of incorporation and the State of New York, with respect to the Senior Indenture, and the applicable jurisdiction of governing law of the Subordinated Indenture, with respect to the Subordinated Indenture (iv) the Warrant Agreements will be duly authorized, executed and delivered by the parties thereto, (v) the Warrant Agreements, when so executed and delivered, will represent a valid and binding obligation of the appropriate thereunder Warrant Agent under the laws of its jurisdiction of incorporation and applicable jurisdiction of governing law of such Warrant Agreements, (vi) the Purchase Contract Agreements will be duly authorized, executed and delivered by the parties thereto, (vii) the Purchase Contract Agreements, when so executed and delivered, will represent a valid and binding obligation of the appropriate thereunder purchaser under the laws of its jurisdiction of incorporation and applicable jurisdiction of governing law of such Purchase Contract Agreements, (viii) the Unit Agreements will be duly authorized, executed and delivered by the parties thereto, (ix) the Unit Agreements, when so executed and delivered, will represent a valid and binding obligation of the appropriate thereunder purchaser under the laws of its jurisdiction of incorporation and applicable jurisdiction of governing law of such Unit Agreements, and (x) the Voting Trust Deed is a valid and binding obligation of The Law Debenture Trust Corporation (Cayman) Limited under the laws of its jurisdiction of incorporation and the Cayman Islands, has been duly authorized by all necessary corporate action by The Law Debenture Trust Corporation (Cayman) Limited and duly executed and delivered by The Law Debenture Trust Corporation (Cayman) Limited.  We have also assumed that the Securities, except shares of Common Stock and Preferred Stock, of a particular issuance offered will be duly executed, issued, authenticated and delivered, and sold as described in the Registration Statement.

Capitalized terms herein and not otherwise defined shall have the meanings given to such terms in the Registration Statement.

Based on the foregoing, we are of the opinion that:

TAPIA, LINARES Y ALFARO

Carnival Corporation
March 6, 2012

1.
The execution and delivery of the Indentures, Warrant Agreements, Purchase Contract Agreements and Unit Agreements, the performance of the Company’s obligations thereunder, the execution, issuance and delivery of the Securities, and the performance of the Company’s obligations thereunder, have been duly authorized by the Company.

2.
The Indentures, when duly executed and delivered, and the Senior Debt Securities and Subordinated Debt Securities, as applicable, when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Indenture, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

3.
The Warrant Agreements, when duly executed and delivered, and the Warrants when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Warrant Agreement, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors, rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Warrants denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

4.
The Purchase Contract Agreements, when duly executed and delivered, and the Purchase Contracts when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Purchase Contract Agreements, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors, rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Purchase Contracts denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

TAPIA, LINARES Y ALFARO

Carnival Corporation
March 6, 2012

5.
The Unit Agreements, when duly executed and delivery, and the Units when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Unit Agreements, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors, rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Units denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

6.
The shares of Common Stock are either duly authorized, validly issued, fully paid and nonassessable or, when issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a committee thereof, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Common Stock remaining under its Articles of Incorporation, will be duly authorized, validly issued, fully paid and nonassessable.

7.
The shares of Preferred Stock, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement and the provisions of an applicable Certificate of Designation that has been duly adopted by the Board of Directors and duly filed in accordance with Panama law and against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Preferred Stock remaining under its Articles of Incorporation, will be duly authorized, validly issued, fully paid and nonassessable.

8.
The shares of Common Stock and Preferred Stock issuable upon conversion of the Debt Securities will be duly authorized and reserved for issuance and will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Debt Securities and conversion of the Debt Securities in accordance with the terms of any Indenture or any supplement or officers’ certificate thereto and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Common Stock and Preferred Stock remaining under its Articles of Incorporation.

TAPIA, LINARES Y ALFARO

Carnival Corporation
March 6, 2012

9.
Neither distributions to the holders of shares of Common Stock or Preferred Stock nor the interest paid on the Debt Securities will be subject to taxation under the laws of Panama.  Also, the Company’s income will not be subject to significant taxation under the laws of Panama, as long as the Company’s income is produced outside the territory of the Republic of Panama.

10.	The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Republic of Panama.

11.
The Company has full power and authority under the laws of the Republic of Panama and its Articles of Incorporation to execute, deliver and perform its obligations under the Securities, Indentures, Warrant Agreements, Purchase Contract Agreements and Unit Agreements, and to issue and deliver the Securities.

12.
The execution, delivery and performance by the Company under Securities, the Indentures, Warrant Agreements, Purchase Contract Agreements and Unit Agreements, do not violate the Articles of Incorporation, By-laws or other organizational documents of the Company or the laws of the Republic of Panama applicable thereto.

We are members of the Bar of the Republic of Panama.  We express no opinion as to matters of law other than the laws of the Republic of Panama.

We hereby consent to the use of our name in the Registration Statement and in the Prospectus therein as the same appears in the caption “Legal Matters” and to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

Yours very truly,

TAPIA, LINARES Y ALFARO

/s/ Mario E. Correa
Mario E. Correa